CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to our report dated March 4, 2010, relating to the consolidated financial statements of Silverado Gold Mines, Ltd. and Subsidiaries (the Company), as of November 30, 2009 and 2008 and for the years then ended appearing in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2010 and to any references to our firm included in this Registration Statement.

/s/ Mallah Furman

Fort Lauderdale, Florida
November 30, 2010